Exhibit 99.1

FiberMark North America, Inc. and

FiberMark Red Bridge International, Ltd.

Combined and Consolidated Financial Statements

(With Combining Information)

And Independent Auditor’s Report

December 31, 2014 and 2013

FIBERMARK NORTH AMERICA, INC. AND

FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

Index

Page

Independent Auditor’s Report	2 - 3

Combined and Consolidated Statements of Operations - Restated	4

Combined and Consolidated Statements of Comprehensive Income (Loss) - Restated	5

Combined and Consolidated Balance Sheets - Restated	6

Combined and Consolidated Statements of Cash Flows - Restated	7

Combined and Consolidated Statements of Changes in Stockholders’ Equity - Restated	8

Notes to Combined and Consolidated Financial Statements	9 - 28

Independent Auditor’s Report

To the Board of Directors

FiberMark North America, Inc. and

FiberMark Red Bridge International, Ltd.

We have audited the accompanying combined and consolidated financial statements of FiberMark North America, Inc. and FiberMark Red Bridge International, Ltd., which comprise the combined and consolidated balance sheets as of December 31, 2014 and 2013, and the related combined and consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity and cash flows for the years then ended, and the related notes to the combined and consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined and consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined and consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined and consolidated financial statements based on our audits. We did not audit the financial statements of FiberMark Red Bridge International, Ltd., as of and for the year ended December 31, 2013, which statements reflect total assets constituting 8.5% of combined total assets at December 31, 2013 and total revenues constituting 9.8% of combined total revenues for the year then ended. Those statements were audited by other auditors, whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for FiberMark Red Bridge International, Ltd. for 2013 is based solely upon the report of the other auditors. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined and consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined and consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined and consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined and consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined and consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, based on our audits and the report of the other auditors for 2013, the combined and consolidated financial statements referred to above present fairly, in all material respects, the financial position of FiberMark North America, Inc. and FiberMark Red Bridge International, Ltd., as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As described in Note 2 to the combined and consolidated financial statements, the previously issued combined and consolidated statements of operations, comprehensive income (loss), balance sheets, cash flows and changes in stockholders’ equity as of and for the year ended December 31, 2014 have been restated to eliminate the effects of the early adoption of Accounting Standards Updated No. 2014-02, Accounting for Goodwill for Private Companies. Our opinion is not modified with respect to that matter.

Hartford, Connecticut

April 2, 2015, except for the effects of the matter

discussed in Note 2, as to which the date is October 13, 2015

FIBERMARK NORTH AMERICA, INC. AND

FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2014 AND 2013

(In Thousands)

	2014
	(as restated)	2013

Net sales	$164,048	$165,468
Cost of goods sold	129,780	129,736
Gross profit	34,268	35,732
Selling, general and administrative expenses	26,496	26,389
Restructuring expense	223	197
Loss on disposal of assets	167	172
Income from operations	7,382	8,974
Foreign exchange transaction loss (gain)	643	(71)
Other income, net	(312)	(57)
Interest expense, net of interest income of $2 and $1, respectively	6,353	6,796

Income before income taxes	698	2,306

Income taxes	379	550
Net income	319	1,756
Net loss attributable to noncontrolling interest	(87)	—
Net income attributable to FiberMark	$406	$1,756

See Notes to Combined and Consolidated Financial Statements.

FIBERMARK NORTH AMERICA, INC. AND

FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

COMBINED AND CONSOLIDATED STATEMENTS OF

COMPREHENSIVE INCOME (LOSS)

YEARS ENDED DECEMBER 31, 2014 AND 2013

(In Thousands)

	2014
	(as restated)	2013

Combined net income	$319	1,756
Other comprehensive (loss) income:
Pension liability adjustment, net of tax of $2,144 and $(2,244), respectively	(4,019)	3,946
Currency translation adjustment	(410)	124
Other comprehensive (loss) income	(4,429)	4,070
Combined comprehensive (loss) income	(4,110)	5,826
Comprehensive loss attributable to noncontrolling interest	(93)	—
Comprehensive (loss) income attributable to FiberMark	$(4,017)	$5,826

See Notes to Combined and Consolidated Financial Statements.

FIBERMARK NORTH AMERICA, INC. AND

FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

COMBINED AND CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2014 AND 2013

(In Thousands)

	2014
	(as restated)	2013
ASSETS
Current assets:
Cash	$8,054	$4,266
Accounts receivable, net of allowance of $581 and $648, respectively	13,327	13,704
Inventories	26,211	23,207
Prepaid expenses and other current assets	1,801	2,319
Deferred income taxes	2,645	2,420
Prepaid income taxes	491	—
Total current assets	52,529	45,916
Property, plant and equipment, net	45,097	48,121
Intangible assets, net	53,675	58,090
Goodwill	65,961	66,196
Deferred financing costs, net	2,275	2,936
Total assets	$219,537	$221,259

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving credit line	$3,000	$—
Current portion of long-term debt	3,587	1,423
Accounts payable	9,284	8,583
Accrued income taxes payable	152	395
Accrued liabilities	8,104	7,011
Total current liabilities	24,127	17,412
Long-term liabilities:
Long-term debt, less current portion	75,938	80,721
Deferred income taxes	26,658	30,817
Other long-term liabilities	13,316	8,239
Total long-term liabilities	115,912	119,777
Total liabilities	140,039	137,189
Commitments and contingencies
Equity:
FiberMark equity:
Common stock	4,250	4,250
Additional paid-in-capital	89,695	98,914
Accumulated earnings (deficit)	1,630	(7,040)
Accumulated other comprehensive loss	(16,477)	(12,054)
Total FiberMark equity	79,098	84,070
Noncontrolling interest	400	—
Total equity	79,498	84,070
Total liabilities and stockholders’ equity	$219,537	$221,259

See Notes to Combined and Consolidated Financial Statements.

FIBERMARK NORTH AMERICA, INC. AND

FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2014 AND 2013

(In Thousands)

	2014
	(as restated)	2013
Operating activities:
Net income	$319	$1,756
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,378	11,331
Share-based compensation awards expense	295	303
Loss on disposal of assets	167	172
Bad debt expense	32	88
Deferred income taxes	(2,139)	(2,328)
Changes in operating assets and liabilities:
Accounts receivable	1,949	(741)
Inventories	(1,105)	(676)
Prepaid expenses and other current assets	559	(537)
Accounts payable	(4)	1,997
Accrued liabilities	491	43
Accrued income taxes payable	(724)	772
Other long-term liabilities	(1,457)	(775)
Restructuring costs	223	197
Net cash provided by operating activities	9,984	11,602
Investing activities:
Acquisition of property, plant and equipment	(3,193)	(2,614)
Net assets of acquired companies, net of cash acquired	(3,169)	—
Net cash used in investing activities	(6,362)	(2,614)
Financing activities:
Net borrowing on revolving credit line	3,000	—
Repayments on long-term debt	(2,321)	(7,856)
Debt issuance costs	(113)	(127)
Stock repurchase	(1,250)	—
Contributions by noncontrolling interest	493	—
Net cash used in financing activities	(191)	(7,983)
Effect of exchange rate changes on cash	357	(107)
Net increase in cash	3,788	898
Cash, beginning of year	4,266	3,368
Cash, end of year	$8,054	$4,266
Supplemental cash flow information:
Interest paid	$5,143	$6,407
Income taxes paid	$2,263	$2,050

See Notes to Combined and Consolidated Financial Statements.

FIBERMARK NORTH AMERICA, INC. AND

FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

COMBINED AND CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2014 AND 2013

(In Thousands, except share data)

					Accumulated
	Common	Common			Other	Total		Total
	Stock	Stock	Additional	Accumulated	Comprehensive	FiberMark	Noncontrolling	Stockholders’
	Shares	Amount	Paid-In-Capital	Earnings (Deficit)	Loss	Equity	Interest	Equity
Balance January 1, 2013	2,442,828	$4,250	$98,611	$(8,796)	$(16,124)	$77,941	$—	$77,941
Net income	—	—	—	1,756	—	1,756	—	1,756
Pension liability adjustment, net of tax of $(2,244)	—	—	—	—	3,946	3,946	—	3,946
Currency translation adjustment	—	—	—	—	124	124	—	124
Share-based compensation awards	—	—	303	—	—	303	—	303
Balance December 31, 2013	2,442,828	4,250	98,914	(7,040)	(12,054)	84,070	—	84,070
Net income, as restated	—	—	—	406	—	406	(87)	319
Pension liability adjustment, net of tax of $2,144	—	—	—	—	(4,019)	(4,019)	—	(4,019)
Currency translation adjustment	—	—	—	—	(404)	(404)	(6)	(410)
Stock repurchase	—	—	(9,514)	8,264	—	(1,250)	—	(1,250)
Noncontrolling interest contribution	—	—	—	—	—	—	493	493
Share-based compensation awards	—	—	295	—	—	295	—	295
Balance December 31, 2014, as restated	2,442,828	$4,250	$89,695	$1,630	$(16,477)	$79,098	$400	$79,498

See Notes to Combined and Consolidated Financial Statements.

FIBERMARK NORTH AMERICA, INC. AND

FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

Note 1 - Nature of operations

FiberMark North America, Inc. and FiberMark Red Bridge International, Ltd. (collectively “FiberMark” or the “Company”) produce specialty fiber-based materials in North America and the United Kingdom (U.K.). Headquartered in West Springfield, Massachusetts, the Company currently operates seven production facilities located in the eastern region of the United States (U.S.) and one in the U.K. from which it serves its customers worldwide.

Pursuant to the terms of the Cooperative Agreement dated September 8, 2011, a joint venture (“JV”), was formed by and among FiberMark North America, Inc., holding 51% and CYP Specialty Paper (Shanghai) Co. Ltd. together with Paper World Co. Ltd., (CYP), holding 49%.  Subsequently, on January 17, 2012, the JV established a Hong Kong company, FiberMark CYP Co., Limited (“HK”). In 2012, the HK JV company further formed Avante, Co., Ltd (“Avante”) a wholly-foreign owned company in the People’s Republic of China for the purpose of trading and manufacturing certain agreed-upon products.  The accounts of Avante have been consolidated with FiberMark North America, Inc.  All significant intercompany balances and transactions have been eliminated in consolidation. Prior to 2014, the JV had no significant activity.

On August 1, 2014, the Company acquired certain assets and liabilities from Crocker Technical Papers, Inc. (“Crocker”) for a purchase price of $3.0 million (Note 20).

On May 1, 2014, the Company acquired certain assets and liabilities from Green Media Solutions, LLC d/b/a Converd (“Converd”) for a purchase price of $0.6 million (Note 20).

Note 2 - Restatement of financial statements

The Company had previously adopted Accounting Standards Update No. 2014-02 (“ASU 2014-02”), Accounting for Goodwill for Private Companies, on January 1, 2014. Under ASU 2014-02, the Company was amortizing goodwill over a 10 year period. The combined and consolidated financial statements for 2014 have been restated to eliminate the effects of the adoption of ASU 2014-02, which resulted in an increase in net income of approximately $6.6 million. The effects of the change on the combined and consolidated financial statements as of and for the year ended December 31, 2014 are as follows:

	As Previously
	Reported	Adjustments	As Restated
Statement of operations:
Goodwill amortization	$6,596	$(6,596)	$—
Net income (loss)	(6,277)	6,596	319

Balance sheet:
Goodwill	59,365	6,596	65,961
Total assets	212,941	6,596	219,537
Accumulated earnings (deficit)	(4,966)	6,596	1,630

Statement of cash flows:
Depreciation and amortization	17,974	(6,596)	11,378

FIBERMARK NORTH AMERICA, INC. AND

FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

Note 3 - Summary of significant accounting policies

Basis of accounting

On December 28, 2007, the Company was acquired by ASP FiberMark Holdings, LLC (the “Parent Company”), which is owned by American Securities Capital Partners, LLC, together with certain minority holders. In connection with this acquisition, the accounts of the Company have been adjusted using the push-down basis of accounting to recognize the allocation of the consideration paid to the respective net assets acquired.

Basis of combination and consolidation

The combined financial statements include FiberMark North America, Inc. and FiberMark Red Bridge International, Ltd. All significant intercompany transactions and accounts have been eliminated in combination.  FiberMark North America, Inc. includes the accounts of its 51% owned subsidiary, Avante. All significant intercompany balances and transactions have been eliminated in consolidation.

Foreign currency

The balance sheets of FiberMark Red Bridge International, Ltd. and Avante are translated at the exchange rates in effect at the balance sheet date. The revenues and expenses are translated based on the average monthly exchange rates during the year. The cumulative effect of exchange rate fluctuations is recorded as other comprehensive income (loss), a separate component of stockholders’ equity. Foreign currency transaction gains (losses) resulting from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are recorded in the combined and consolidating statements of operations.

Inventories

Inventories are valued at the lower of cost or market and include all costs directly associated with manufacturing products: materials, labor and manufacturing overhead. Cost is determined on a first-in, first-out (“FIFO”) basis.  The Company provides estimated allowances for inventory whose carrying value is in excess of net realizable value.

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and amortization. The Company depreciates its property, plant and equipment utilizing the straight-line method over the following estimated useful lives:

Asset	Estimated Lives
Machinery and equipment	3 - 20 years
Buildings and improvements	15 - 30 years

Leasehold improvements are amortized over the shorter of the life of the improvement or the lease term. Major improvements are capitalized, while maintenance and repairs are expensed as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in operations for the period.

FIBERMARK NORTH AMERICA, INC. AND

FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

Note 3 - Summary of significant accounting policies (continued)

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or circumstances indicate the carrying value of the assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.  There were no impairment losses for the years ended December 31, 2014 or 2013.

Intangible assets

Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually, or whenever events or circumstances occur indicating that intangible assets might be impaired. If the carrying amount exceeds the implied fair value, an impairment loss is recognized. Amortizable intangible assets are comprised of customer relationships, technology and software and are amortized using the straight-line method over the estimated useful lives of the assets, which range from ten to fifteen years.

Goodwill

Goodwill represents the excess of the purchase price of an acquired enterprise over the fair values of the identifiable assets acquired and liabilities assumed. Goodwill and intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually, or whenever events or circumstances occurred indicating that goodwill might be impaired. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized. There were no impairment losses during 2014 or 2013.

Deferred financing costs

Deferred financing costs consist of costs incurred related to obtaining and amending the revolving credit and term loan agreements.  These costs are reported net of accumulated amortization of $7.4 million and $6.7 million, at December 31, 2014 and 2013, respectively, and are being amortized on the straight-line method over the term of the related agreement. Amortization expense, which is included in interest expense, was $0.8 million and $0.7 million for the years ended December 31, 2014 and 2013, respectively.

Future amortization of deferred financing costs is estimated to be $0.8 million for each of the next three years ending December 31.

Noncontrolling interest

Noncontrolling interest in results of operations of a consolidated subsidiary represents the noncontrolling members’ share of the income or loss of the consolidated subsidiary. The noncontrolling interest in the balance sheets reflects the original investment by the noncontrolling members in the consolidated subsidiary, along with its proportional share of the earnings or losses of the subsidiary and distributions. The Company presents the ownership in subsidiaries by other parties for which the Company retains control as a component of equity in the balance sheets.

FIBERMARK NORTH AMERICA, INC. AND

FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

Note 3 - Summary of significant accounting policies (continued)

Noncontrolling interest (concluded)

Furthermore, the Company shows the amount of net income or loss attributable to both the Company and the noncontrolling interest on the face of the statements of operations and comprehensive income (loss) and in the statements of changes in equity. The Company is also required to measure future transactions involving noncontrolling interest at fair value, with any gains or losses arising from those transactions reported in equity if a change in control has not occurred.

Research and development

Research and development expenditures are expensed as incurred and were $2.3 and $2.2 million for the years ended December 31, 2014 and 2013, respectively.

Revenue recognition

Revenue is recognized when the earnings process is complete and the risks and rewards of ownership have transferred to the customer, which is generally considered to have occurred upon shipment. Revenue is recorded net of sales returns, discounts and allowances.

Shipping and handling costs

Amounts billed to customers for shipping and handling costs are included in net sales. The Company’s costs relating to shipping and handling charges are included in cost of goods sold and were $3.0 and $3.1 million for the years ended December 31, 2014 and 2013, respectively.

Income taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The Company has no significant unrecognized tax benefits at December 31, 2014 or 2013.  The Company recognizes interest and penalties associated with uncertain tax matters as part of the income tax provision and includes accrued interest and penalties with the related tax liability in the accompanying combined balance sheets.

Stock-based compensation

The Company records compensation expense based upon the calculated values for new awards and awards modified, repurchased, or cancelled after the adoption date. Such values are recorded over the vesting period using the straight-line method for the entire award.

Comprehensive income (loss)

Comprehensive income (loss) is a measurement of certain changes in stockholders’ equity that result from transactions and other economic events other than transactions with stockholders. The Company is required to disclose comprehensive income (loss) as a result of the pension liability adjustments and foreign currency translation adjustments, net of related taxes, and are combined with net income (loss) which results in total comprehensive income (loss).

FIBERMARK NORTH AMERICA, INC. AND

FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

Note 3 - Summary of significant accounting policies (concluded)

Comprehensive income (loss) (concluded)

The components of accumulated other comprehensive loss as of December 31, 2014 and 2013, are as follows (in thousands):

	2014
	Gross	Tax Effect	Net
Pension liability adjustment	$(17,787)	$6,439	$(11,348)
Foreign currency translation adjustment	(5,129)	—	(5,129)
	$(22,916)	$6,439	$(16,477)

	2013
	Gross	Tax Effect	Net
Pension liability adjustment	$(11,584)	$4,255	$(7,329)
Foreign currency translation adjustment	(4,725)	—	(4,725)
	$(16,309)	$4,255	$(12,054)

Restructuring

The Company recognizes costs associated with exit (including restructuring) or disposal activities at fair value when the related liability is incurred, which include certain contract termination costs, certain employee termination benefits and other costs to consolidate or close facilities and relocate employees that are associated with an exit activity or disposal of long-lived assets.

Use of estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Subsequent events

The Company has evaluated events and transactions for potential recognition or disclosure through April 2, 2015, which is the date the financial statements were available to be issued.

Note 4 - Inventories

Inventories consist of the following at December 31, 2014 and 2013 (in thousands):

	2014	2013
Raw materials	$7,661	$6,352
Work in progress	10,835	12,595
Finished goods	7,314	4,027
Finished goods on consignment	401	233
	$26,211	$23,207

FIBERMARK NORTH AMERICA, INC. AND

FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

Note 5 - Goodwill

The following table reconciles goodwill from the beginning of the year to the end of the year (in thousands):

	2014	2013
Balance at beginning of year	$66,196	$66,123
Foreign currency translation adjustment	(235)	73
Balance at end of year	$65,961	$66,196

Note 6 - Intangible assets

The following table provides the gross carrying value and accumulated amortization for each class of intangible assets at December 31, 2014 and 2013 (in thousands):

				Accumulated
		Cost		Amortization
	Useful Life	2014	2013	2014	2013
Amortizable intangible assets:
Customer relationships	15 years	$59,947	$60,108	$27,834	$23,950
Technology	10 years	2,400	2,400	1,680	1,440
Software	10 years	300	300	210	180

Indefinite lived intangible assets:
Trademarks	—	14,944	15,007	—	—
Corporate name	—	5,808	5,845	—	—
		$83,399	$83,660	$29,724	$25,570

Due to changes in foreign currency exchange rates, intangible assets decreased by $0.4 million for 2014.

There were no impairment losses during 2014 or 2013.

Amortization expense related to intangible assets was $4.2 and $4.3 million for the years ended December 31, 2014 and 2013, respectively.  The estimated amortization expense for each of the next three years ending December 31 is $4.3 million.  The estimated amortization expense in years four and five ending December 31 is $4.1 million.

Note 7 - Property, plant and equipment

Property, plant and equipment consists of the following at December 31, 2014 and 2013 (in thousands):

	2014	2013
Land and land improvements	$4,365	$4,427
Buildings and improvements	14,669	14,376
Machinery and equipment	65,142	63,352
Construction in progress	2,301	1,801
	86,477	83,956
Less accumulated depreciation	(41,380)	(35,835)
	$45,097	$48,121

Depreciation expense was $6.3 million for the years ended December 31, 2014 and 2013.

FIBERMARK NORTH AMERICA, INC. AND

FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

Note 8 - Debt

On December 28, 2007, in connection with the sale transaction, FiberMark North America, Inc. entered into a revolving credit and term loan agreement with General Electric Capital Corporation as lead lender and agent to certain other financial institutions as lender and documentation agent. The credit facility is secured by substantially all of the Company’s assets.

Effective December 7, 2012, the Company agreed to an amended and restated credit agreement. Terms under the $102 million facility are as follows:

Base Rate Index/Type	Margin Over Index
LIBOR	5.50%
LIBOR Floor	1.25%
Prime rate	4.50%
Unused line fee	0.50%
Agency fee	$75,000 annually

The amended and restated facility provides for a $12.0 million revolving credit facility, with advances repayable daily and matures on December 28, 2017.  The borrowing rates are determined at the Company’s discretion based on the terms of the agreement.  The outstanding balance on this facility was $3.0 million at December 31, 2014. There was no balance outstanding at December 31, 2013.

Long-term debt is summarized as follows at December 31, 2014 and 2013 (in thousands):

	2014	2013
Term loan - Optional interest rate at LIBOR plus applicable margin (6.75% as of December 31, 2014 and 2013), payable quarterly or monthly, or prime plus applicable margin (7.75% as of December 31, 2014 and 2013), payable monthly, due December 28, 2017.	$79,525	$82,144
Less current portion	3,587	1,423
Long-term portion	$75,938	$80,721

The aggregate scheduled maturities of long-term debt are as follows (in thousands):

2015	$3,587
2016	6,750
2017	69,188
$79,525

The credit facility is subject to quarterly covenants, which among other things, requires the Company to maintain certain financial ratios.  The company was in default on the leverage covenant at the December 31, 2014 reporting period. Subsequently, the Company entered into a waiver and amendment agreement with the lenders on March 21, 2015. The amendment included a revision of the leverage covenants.

FIBERMARK NORTH AMERICA, INC. AND

FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

Note 9 - Accrued liabilities

Accrued liabilities at December 31, 2014 and 2013 consisted of (in thousands):

	2014	2013
Salaries and related benefits	$3,385	$3,560
Other	1,732	726
Utilities	833	506
Professional fees	659	909
Interest	561	123
Restructuring	369	363
Commissions	300	382
Volume rebates	265	442
	$8,104	$7,011

Note 10 - Stockholders’ equity

Stockholders’ equity at December 31, 2014 and 2013 consisted of:

			Shares Issued
		Shares	and
	Par value	Authorized	Outstanding
FiberMark North America, Inc.	$0.001	1,000	1,000
FiberMark Red Bridge International, Ltd.	$1.740	2,441,828	2,441,828

Note 11 - Leases

The Company leases its Reading, Pennsylvania, manufacturing facility under an agreement that expires in June 2017. The lease requires scheduled monthly payments as defined in the agreement, ranging from $37,000 to $44,000.

The Company leases warehouse space in Watertown, New York, under an agreement that expired in March 2009. The lease required monthly payments of approximately $2,500, and included an escalation clause. The Company has been paying on a month-to-month basis since the expiration of the lease agreement.

The Company leases showroom space in New York, New York, under an agreement that expires in August 2017. The lease requires fixed monthly payments of approximately $4,000.

The Company leases its West Springfield, Massachusetts, manufacturing facility under an agreement that expires in May 2017. The lease requires monthly payments of $25,000, and includes an escalation clause.  In 2011, the Company ceased operations at this site and recorded a restructuring charge of $3.2 million related to this lease.  At December 31, 2014, the balance of the restructuring liability was $0.9 million.

The Company leases its Canton, Ohio, manufacturing facility under an agreement that expires in January 2016.  The lease requires monthly payments of approximately $5,500.

The Company leases its Fitchburg, Massachusetts, manufacturing facility under an agreement that expires in July 2015.  The lease requires fixed monthly payments of $12,500.

The Company also leases various equipment at all sites with terms expiring at various times through 2020.

Rental expense was $1.3 million for the years ended December 31, 2014 and 2013.

FIBERMARK NORTH AMERICA, INC. AND

FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

Note 11 - Leases (concluded)

At December 31, 2014, obligations to make future minimum lease payments under these leases are as follows (in thousands):

2015	$1,383
2016	1,192
2017	694
2018	164
2019	98
Thereafter	30
$3,561

Note 12 - Income taxes

The components of income tax expense (benefit) for the years ended December 31, 2014 and 2013 are as follows (in thousands):

	2014	2013
Current:
Federal	$1,795	$2,347
State	29	365
Foreign	240	130
	2,064	2,842

Deferred:
Federal	(1,487)	(2,060)
State	(45)	(216)
Foreign	(153)	(16)
	(1,685)	(2,292)
	$379	$550

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2014 and 2013 are presented below (in thousands):

	December 31, 2014
	Deferred Tax	Deferred Tax
	Assets	Liabilities
Accounts receivable	$202	$—
Inventories	1,499	—
Property, plant and equipment	—	(9,954)
Payroll related accruals	5,652	—
Intangible assets	—	(22,571)
Miscellaneous reserves	206	—
State net operating losses	1,992	—
State tax credits	751	—
Gross deferred taxes	10,302	(32,525)
Valuation allowance	(1,790)	—
Net deferred taxes	$8,512	$(32,525)

FIBERMARK NORTH AMERICA, INC. AND

FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

Note 12 - Income taxes (concluded)

	December 31, 2013
	Deferred Tax	Deferred Tax
	Assets	Liabilities
Accounts receivable	$235	$—
Inventories	1,316	—
Property, plant and equipment	—	(11,026)
Payroll related accruals	3,422	—
Intangible assets	—	(24,220)
Miscellaneous reserves	178	—
State net operating losses	3,251	—
State tax credits	1,391	—
Gross deferred taxes	9,793	(35,246)
Valuation allowance	(2,944)	—
Net deferred taxes	$6,849	$(35,246)

The Company records a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Temporary differences relating to certain assets and liabilities are expected to reverse in the allowable carryforward period for net operating losses. The valuation allowance decreased by $1.2 million in 2014.

The significant items causing the effective tax rate to be different from the U.S. statutory rate of 35% were changes in valuation allowances, effective state income tax rates, effective tax rates from other jurisdictions, income tax credits and deductions and expenses that are not deductible for tax purposes.

At December 31, 2014, for state income tax purposes, the Company had $3.1 million of net operating loss carryforwards and $1.2 million of state tax credits available to offset future state taxable income. The state net operating loss carryforwards and tax credits expire at various times through 2030.

The Company files income tax returns in the U.S. Federal jurisdiction, and various states and foreign jurisdictions. With few exceptions, the Company is no longer subject to income tax examinations by tax authorities for years before 2011 for Federal income taxes, 2010 for state and local income taxes and 2011 for foreign income taxes.

FIBERMARK NORTH AMERICA, INC. AND

FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

Note 13 - Restructuring

In 2014, 2013, 2010, and 2009, in response to a weakening economy, management committed to a performance improvement plan that included a company-wide workforce reduction, elimination of certain product lines and a re-alignment of work flows at and between locations.

The following is a reconciliation of the beginning and ending balances of the restructuring liability (in thousands):

	December 31,		2014 Charges	December 31,
	2013	2014 Provision	and Expenditures	2014
Severance	$—	$157	$(157)	$—
Benefits	—	33	(33)	—
Other costs	1,194	33	(369)	858
	$1,194	$223	$(559)	$858

	December 31,		2013 Charges	December 31,
	2012	2013 Provision	and Expenditures	2013
Severance	$—	$184	$(184)	$—
Benefits	—	35	(35)	—
Other costs	1,579	(22)	(363)	1,194
	$1,579	$197	$(582)	$1,194

Note 14 - Employee benefit plans

Multi-employer plan

The hourly employees at the Lowville, New York, facility are covered by a multi-employer defined benefit plan.  The Company’s expense under this plan was $0.1 million for each of the years ended December 31, 2014 and 2013.

The Company contributes to a multi-employer pension plan under a collective bargaining agreement which provide retirement benefits for its various union employees.  The risks of participating in multi-employer plans are different from single employer plans as assets contributed are available to provide benefits to employees of other employers and unfunded obligations from an employer that discontinues contributions are the responsibility of all remaining employers. In addition, in the event of a plan’s termination or the Company’s withdrawal from a plan, the Company may be liable for a portion of the plan’s unfunded vested benefits. The Company does not anticipate withdrawal from the plans, nor is the Company aware of any expected plan terminations.

FIBERMARK NORTH AMERICA, INC. AND

FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

Note 14 - Employee benefit plans (continued)

Multi-employer plan (concluded)

The Company’s contributions to these plans were less than 5% of each such plan’s total contributions.  Unless otherwise noted, the most recent Pension Protection Act zone status available in 2014 and 2013 is for the plan’s year-end at December 31, 2014 and 2013, respectively. The zone status is based on information that the Company received from the plan and is certified by the plan’s actuary. Among other factors, plans in the red zone are generally less than 65% funded, plans in the yellow zone are less than 80% funded, and plans in the green zone are at least 80% funded.  The “FIP/RP Status Pending/Implemented” column indicates plans for which a financial improvement plan (“FIP”) or a rehabilitation plan (“RP”) is either pending or has been implemented. Information for significant multi-employer pension plans in which the Company participates is included in the table below:

Expiration
		Pension	Pension	FIP/RP				Date of
		Zone	Zone	Status				Collective
Pension	EIN/Pension	Status	Status	Pending or	Contributions	Contributions	Surcharge	Bargaining
Fund	Plan Number	2013	2014	Implemented	2014	2013	Imposed	Agreement
PACE Industry Union Management Pension Fund	11-6166763	Yellow	Yellow	Implemented	$0.1 million	$0.1 million	Yes	11/9/16

Defined contribution plans

The Company has several qualified defined contribution plans covering certain hourly and salaried employees.  The plans permit employee salary deferrals up to 75% of salary, with the Company match ranging from 0% to 3%, depending on the plan and the level of employee deferral.  For each of the years ended December 31, 2014 and 2013, employer contributions to the defined contribution plans were $0.5 million.

Defined benefit plans

The Company sponsored a qualified defined benefit plan covering certain U.S. employees. This plan became fully frozen during 2009 and plan assets are invested principally in equity, government, corporate debt securities and other fixed income mutual funds. The Company annually contributes to the U.S. plan at least the minimum amount as required by the Employee Retirement Income Security Act of 1974 (“ERISA”).

As part of the Crocker acquisition in 2014 (Note 19), the Company assumed the liability of the Crocker pension plan. This plan was frozen and merged into the Company’s U.S. Plan during 2014.

The Company sponsors a defined benefit plan covering all U.K. employees, which is designed to provide a monthly pension upon retirement.  This plan became fully frozen during 2011 and plan assets are primarily invested in equity mutual funds.

FIBERMARK NORTH AMERICA, INC. AND

FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

Note 14 - Employee benefit plans (continued)

The following tables set forth the pension benefit obligation and the value of plan assets at December 31, 2014 and 2013 (in thousands):

	2014	2013

Accumulated benefit obligation at end of year	$51,493	$43,034

Projected benefit obligation, beginning of year	$43,034	$46,166
Service cost	28	—
Interest cost	1,997	1,775
Actuarial loss (gain)	6,948	(3,143)
Benefits paid	(1,868)	(1,968)
Acquisition	1,974	—
Foreign currency impact	(620)	204
Projected benefit obligation, end of year	51,493	43,034

	2014	2013

Fair value of plan assets, beginning of year	$35,780	$31,975
Return on plan assets	2,915	4,773
Employer contributions	1,370	790
Benefits paid	(1,868)	(1,968)
Acquisition	1,194	—
Foreign currency impact	(546)	210
Fair value of plan assets, end of year	38,845	35,780

Funded status included in other long-term liabilities	$12,648	$7,254

The benefit obligation at December 31, 2014 and 2013 included $10.0 million and $9.6 million, respectively, associated with the U.K. sponsored plan. In addition, at December 31, 2014 and 2013, the fair value of plan assets included $8.7 million $8.8 million, respectively, associated with the U.K. plan.

At December 31, 2014 and 2013, the following amounts were recognized in the combined balance sheets and in accumulated other comprehensive loss (in thousands):

	2014	2013

Total amount recognized in other long-term liabilities	$12,648	$7,254

Net actuarial loss recognized in accumulated other comprehensive loss	$17,787	$11,584

At December 31, 2014, $0.6 million of net actuarial loss will, through amortization, be recognized as a component of net periodic pension cost in 2015.

FIBERMARK NORTH AMERICA, INC. AND

FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

Note 14 - Employee benefit plans (continued)

Net periodic pension expense included the following components for the years ended December 31, 2014 and 2013 (in thousands):

	2014	2013
Interest cost	$1,997	$1,775
Service cost	28	—
Expected return on plan assets	(2,646)	(2,298)
Net amortization and deferral:
Unrecognized loss	365	579
Net periodic pension expense / (income)	$(256)	$56

Reconciliation of items not yet reflected in net periodic benefit cost is as follows for the year ended December 31, 2014:

		Reclassified as
		a Component	Amounts
	January 1,	of Net Periodic	Arising During	December 31,
	2014	Benefit Cost	Period	2014
Net (gain) or loss	$11,584	$(365)	$6,568	$17,787

Reconciliation of items not yet reflected in net periodic benefit cost is as follows for the year ended December 31, 2013:

		Reclassified as
		a Component	Amounts
	January 1,	of Net Periodic	Arising During	December 31,
	2013	Benefit Cost	Period	2013
Net (gain) or loss	$17,774	$(579)	$(5,611)	$11,584

The weighted-average discount rates used in determining the actuarial present value of the projected benefit obligations for the periods ended December 31, 2014 and 2013 are as follows:

	2014		2013
	U.S.	U.K.	U.S.	U.K.
Weighted-average discount rate	3.85%	3.80%	4.70%	4.60%

The weighted-average actuarial assumptions used to calculate the net periodic pension expense, for the periods ended December 31, 2014 and 2013:

	2014		2013
	U.S.	U.K.	U.S.	U.K.
Weighted-average discount rate	4.70%	4.60%	3.85%	4.50%
Expected long-term rate of return on plan assets	8.00%	7.00%	8.00%	6.50%

FIBERMARK NORTH AMERICA, INC. AND

FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

Note 14 - Employee benefit plans (continued)

The investment policy for assets of the U.S. plan is based on ERISA standards for prudent investing. The Company seeks to maximize return while limiting risk. This is achieved through a balanced portfolio of equity, fixed-income and indexed mutual funds and cash equivalents. Within each class, a diversified mix of individual domestic and international securities as well as intermediate and long-term bonds is selected. Equity allocations are targeted between 55% and 75% of the portfolio, with the remainder in fixed-income investments and cash equivalents. Asset performance is reviewed at least every quarter and benchmarked against the appropriate blended index. The Company’s U.S. target allocation for 2015 and actual plan asset allocation at December 31, 2014 are as follows:

Category	2015 Target	December 31, 2014
Equities	60%	59%
Fixed income	40%	40%
Cash	0%	1%

The Company has examined the historic benchmarks for returns in each asset class in the portfolio, and based on the target asset mix, has developed a weighted-average expected return for the portfolio as a whole, taking into consideration forecasts of long-term expected inflation rates.

The directors of the U.K. plan set the investment policy for assets of the plan after taking into consideration actuarial and investment-advisor advice.  The Company’s U.K. target allocation for 2015 and actual plan asset allocation at December 31, 2014 are as follows:

Category	2015 Target	December 31, 2014
Equities	90%	89%
Fixed income	10%	10%
Cash	0%	1%

The investment policy is periodically reviewed by the Company and a designated third-party fiduciary for investment matters. The policy is established and administered in a manner that complies at all times with applicable government regulations.

The fair values of the Company’s pension plan assets by asset category are as follows, at December 31, 2014 and 2013 (in thousands):

	2014	2013
	Quoted Prices	Quoted Prices
	in Active	in Active
	Markets	Markets
	(Level 1)	(Level 1)
Cash	$219	$294
Equity mutual funds	25,529	24,903
Fixed income mutual funds	13,097	10,583
	$38,845	$35,780

FIBERMARK NORTH AMERICA, INC. AND

FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

Note 14 - Employee benefit plans (concluded)

Detail of the pension plan assets at December 31, 2014 and 2013 are as follows (in thousands):

	2014	2013
Cash	$219	$294
Domestic equity mutual funds	13,869	12,927
International equity mutual funds	11,660	11,973
Domestic fixed income mutual funds	12,188	9,793
International fixed income mutual funds	909	793
	$38,845	$35,780

For the periods ended December 31, 2014 and 2013, the application of valuation techniques applied to similar assets has been consistent. The fair value of investment securities is the market value based on quoted market prices.

The estimated employer contributions during fiscal year 2015 are $0.7 million and $0.1 million for the U.S. and U.K. pension plans, respectively.  The following benefit payments which reflect expected future service, as appropriate, are expected to be paid (in thousands):

	U.S.	U.K.
2015	$1,803	$150
2016	1,872	155
2017	1,922	160
2018	1,983	166
2019	2,044	171
2020 — 2024	11,065	925

Note 15 - Share-based compensation

Profits interest

The Parent Company of FiberMark North America, Inc., and FiberMark Red Bridge International, Ltd. created a profits interest plan, which authorized the grant of up to 100,000 profits interests to selected officers and employees of the Company. Although profits interest holders are entitled to profits in the Parent Company, the holders are officers or employees of the Company, and the related compensation expense is required to be recorded on the Company’s financial statements. Profits interests are settled in shares of the Parent Company.  Grants generally become vested at the end of the seventh year after the date of grant and do not expire, even upon termination of employment. The profits interest plan provides for acceleration of vesting based on certain criteria as defined in the plan including a change in control.

The value of the profits interest was equal to the fair market value on the date granted. The value of each profits interest award was estimated at the date of grant using the Black-Scholes valuation model, which utilizes the following assumptions for 2014 and 2013:

FIBERMARK NORTH AMERICA, INC. AND

FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

Note 15 - Share-based compensation (continued)

Profits interest (continued)

	2014	2013
Expected volatility	30.00%	43.91%
Expected dividend	0.00%	0.00%
Expected term (in years)	7.00	7.00
Risk-free rate	2.25%	3.41%
Estimated forfeiture rate	12.00%	11.00%

The expected term assumption reflects the period for which the Company believes the profits interests will remain outstanding. This assumption is based upon the expected behavior of the Company’s employees, and may vary based on the behavior of different groups of employees. The Company has elected to use the calculated-value method to account for the profit interests granted.

A nonpublic entity that is unable to estimate the expected volatility of the price of its underlying share may measure awards based on a calculated value, which substitutes the volatility of an appropriate index for the volatility of the entity’s own share price. Currently, there is no active market for the Company’s common shares. To determine the volatility assumption used in the calculation, the Company used the historical closing values of an appropriate industry sector that is representative of the nature of the Company’s operations as well as its market capitalization size (small cap paper and U.S. paper index). The risk-free rate reflects the U.S. Treasury yield curve for a similar expected-life instrument in effect at the time of the grant. Profits interests were discounted by an appropriate factor to reflect potential forfeitures due to possible termination of employment prior to the profits interest becoming vested.

The weighted-average calculated grant date fair-value per unit granted during the years ended December 31, 2014 and 2013 was $21.33 and $30.42, respectively. No units were exercised during the years ended December 31, 2014 and 2013. The Company recognized approximately $0.3 million of compensation expense for each of the years ended December 31, 2014 and 2013.

The following table sets forth the profits interest activity for the years ended December 31, 2014 and 2013:

		Weighted
		Average
	Number of Profits	Grant Date
Profits Interests	Interests	Stock Price
Outstanding at December 31, 2012	81,000	$83.07
Granted	2,800	60.24
Forfeited and cancelled	6,500	76.62

Outstanding at December 31, 2013	77,300	$82.79
Granted	11,500	58.60
Forfeited and cancelled	7,250	80.15

Outstanding at December 31, 2014	81,550	$79.61

FIBERMARK NORTH AMERICA, INC. AND

FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

Note 15 - Share-based compensation (concluded)

Profits interest (concluded)

The 81,550 and 77,300 outstanding profits interests as of December 31, 2014 and 2013, respectively, were nonvested. As of December 31, 2014 and 2013, there was approximately $0.6 million and $0.8 million, respectively, of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the plan. That cost is expected to be recognized over a weighted-average period of approximately 2.37 years.

Note 16 - Concentrations

Concentrations of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and trade receivables.  The Company maintains its cash with high-credit quality financial institutions.  At times, such amounts may exceed Federally insured limits.  At December 31, 2014, the Company had cash balances that exceeded Federally insured limits of $7.6 million.  Concentrations of credit risk with respect to trade accounts receivable are mitigated by the large number of customers comprising the Company’s customer base, their dispersion across different geographic areas, and generally short payment terms. In addition, the Company closely monitors the extension of credit to its customers while maintaining allowances for potential credit losses. The Company evaluates its trade accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit considerations.

The following tables set forth total assets and net assets by geographic area at December 31, 2014 and 2013 (in thousands):

	2014		2013
	Total Assets	Net Assets	Total Assets	Net Assets
U.S.	$201,748	$67,482	$209,726	$77,800
U.K.	17,763	5,638	19,474	6,528
Elimination	(7,061)	(218)	(7,941)	(258)
	$212,450	$72,902	$221,259	$84,070

Collective bargaining agreement

In the U.S. and the U.K., approximately 71% of the Company’s hourly employees are union members. The Company’s union employees are covered under various collective bargaining agreements, which expire at various times between 2015 through 2017.  The agreement at Reading, Pennsylvania expires in September 2015 and the agreement at Brattleboro, Vermont expires in August 2015.  The agreement at Lowville, New York expired in November 2016.  The agreement at Fitchburg, Massachusetts expires in August 2017.  The agreement at Bolton, England expires in May 2015. The employees covered under agreements that expire in 2015 represent approximately 38% of all hourly employees in the Company.

FIBERMARK NORTH AMERICA, INC. AND

FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

Note 16 — Concentrations (concluded)

Major supplier

The Company has a long-standing relationship with DuPont, a supplier of Tyvek®, and has never experienced a significant disruption in supply.  Although the Company is an approved DuPont converter and believes that it has a good relationship with DuPont, there can be no assurance that it will be able to continuously purchase adequate supplies of Tyvek®.  Any material interruption in the supply of Tyvek® could have a material adverse effect on the financial condition or results of operations of the Company.

Major customers

During the years ended December 31, 2014 and 2013, sales to the Company’s largest customers exceeded 10% of total sales.  Sales to the top two customers in 2014 were 10.7% and 10.5%, respectively.  The combination of a few large customers during 2014 has now made this combined Company the largest customer.  During 2013, the top customer was 11% of total sales. Accounts receivable from these customers were approximately 20% of total accounts receivable at December 31, 2014.  Accounts receivable for the 2013 top customer was 2% of account receivable at December 31, 2013.

Note 17 - Transactions with related parties

During the periods ended December 31, 2014 and 2013, the Company engaged in certain related- party transactions with the majority owner of the Parent Company.  Management and financial advisory consulting fees of $0.5 million were paid in the years ended December 31, 2014 and 2013.

Note 18 - Commitments and contingencies

The Company operates and invests in manufacturing and converting activities that adhere to environmental laws and regulations. Liabilities for loss contingencies, including environmental remediation costs, arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Recoveries from third parties that are likely to be realized, if any, are separately recorded, and are not offset against the related liability. The Company spent $0.8 million in 2014 and 2013 for environmental purposes.

For years ended December 31, 2014 and 2013, the Company had outstanding $2.3 million and $1.9 million, respectively, in letters of credit, which reduce the Company’s available credit facilities.

The Company is subject from time to time to legal proceedings arising in connection with its business. It is management’s opinion that the ultimate resolution of such matters will not have a material adverse effect on the financial position of the Company.

Note 19 - Fair value of financial instruments

The Company’s material financial instruments at December 31, 2014 and 2013 for which disclosure of estimated fair value is required by certain accounting standards consisted of cash, accounts receivable, accounts payable, accrued expenses and long-term debt.  The fair values of cash, accounts receivable, accounts payable and accrued expenses are equal to their carrying value because of their liquidity and short-term nature.  Based on borrowing rates currently available to the Company for similar debt instruments, the fair value of the long-term debt approximates its carrying value.

FIBERMARK NORTH AMERICA, INC. AND

FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

Note 20 - Acquisitions

During 2014, the Company acquired certain assets and assumed certain liabilities of Crocker and Converd for an aggregate purchase price of $3.6 million. These acquisitions are expected to create opportunities to expand its product offerings and customer base. Included in selling, general and administrative expenses during 2014 are acquisition related costs of $0.1 million. The following table summarizes the assets acquired and liabilities assumed.

	Crocker	Converd	Total
Cash	$452	$—	$452
Accounts receivable	1,679	87	1,766
Inventory	1,581	504	2,085
Prepaid & other current assets	58	—	58
Property and equipment	400	71	471
Deferred tax asset	298	—	298
Intangible asset — Trademark	—	119	119
Accounts payable	(623)	(135)	(758)
Accrued liabilities	(71)	—	(71)
Deferred taxes & other long term liabilities	(19)	—	(19)
Pension liability	(780)	—	(780)
Total	$2,975	$646	$3,621